UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

KRANTI RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-142096	98-0513655
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

103-8138 120th Street
Surrey, B.C.
(Address of principal executive offices)

Registrant's Telephone Number, including area code: (604) 716-2274

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 - Other Events

Item 8.01 Other Events

On August 13, 2007, the Company filed a Prospectus as part of its Registration Statement on Form SB-2 which registered a maximum of 2,000,000 shares of its common stock at $0.04 per share. The Company sought to raise a minimum of $50,000 under the Offering. That Prospectus was declared effective on August 10, 2007. Under the terms of the Prospectus, that offering will expire on February 6, 2008, unless extended by the Board of Directors.

On October 31, 2007, the Company closed its Offering and will not sell any additional shares under that Prospectus. The Company sold the 1,387,500 shares under the Prospectus, raising a total of $55,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Ben Gill

Ben Gill, President